INVESTMENT ADVISORY AGREEMENT


     AGREEMENT made as of this 1st day, of April, 1996, between VANGUARD/MORGAN GROWTH FUND, INC., a Maryland corporation (the "Fund), and FRANKLIN PORTFOLIO ASSOCIATES TRUST, a Massachusetts business trust ("FPA").

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the lnvestment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund desires to retain FPA to render investment advisory services to certain assets of the Fund which the Board of Directors of the Fund determines to assign to FPA (referred to in this Agreement as the "FPA Portfolio"), and FPA is willing to render such services;

     NOW, THEREFORE, this Agreement

                              W I T N E S S E T H:

that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. Appointment of FPA. The Fund hereby employs FPA as investment adviser, on the terms and conditions set forth herein, for the assets of the Fund which the Board of Directors determines to assign to FPA. The Board of Directors may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to FPA. FPA accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

     2. Duties of FPA. The Fund employs FPA to manage the investment and reinvestment of the assets of the FPA Portfolio, to continuously review, supervise and administer an investment program for such assets of the Fund, to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested, to provide the Fund with records concerning the activities of FPA which the Fund is required to maintain, and to render regular reports to the Fund's officers and Board of Directors concerning the discharge of the foregoing responsibilities. FPA shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Directors of the Fund, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus and applicable laws and regulations. FPA agrees to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

     3. Securities Transactions. FPA is authorized to select the brokers or dealers that will execute the purchases and sales of securities for the FPA Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to policies established by the Board of Directors of the Fund, FPA may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if FPA determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or overall responsibilities of FPA with respect to the Fund. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. - FPA will promptly communicate to the officers and Directors of the Fund such information relating to portfolio transactions as they may reasonably request.

     4. Compensation of FPA. For the services to be rendered by FPA as provided in this Agreement, the Fund shall pay to FPA at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the average month-end net assets of the FPA Portfolio for the quarter:


     The Basic Fee, as provided above, shall be increased or decreased in an amount equal to .100% per annum (.025% per quarter) of the average month-end net assets of the FPA Portfolio if the investment performance of the FPA Portfolio for the thirty-six months preceding the end of the quarter is six percentage points or more above or below, respectively, the investment record of The Growth Fund Stock Index (the "Index") for the same period.

     The lndex shall represent the composite portfolio of the 50 largest growth mutual funds (unweighted by the asset size of the individual mutual funds) as calculated by Morningstar, Inc. ("Morningstar"). The 50 mutual funds included in the Index shall be determined annually (as of December 31st) by Morningstar. The composition of the Index shall be constructed by Morningstar by calculating the percentage weighting of each of the common stocks held by the 50 largest growth mutual funds. The percentage weighting of each stock included in the Index shall then be summed across the 50 mutual funds used in the Index, and then divided by 50 to create the total Index portfolio. This portfolio shall be revised at the end of each calendar quarter to reflect changes in the common stock holdings of the 50 mutual funds.

     The investment performance of the FPA Portfolio for any period, expressed as a percentage of the "FPA Portfolio unit value" at the beginning of such period, shall be the sum of: (i) the change in the FPA Portfolio unit value during such period; (ii) the unit value of the Fund's cash distributions from the FPA portfolio net investment income and realized.net capital gains (whether long-term or short-term) having an ex-dividend date occurring within such period; and' (iii) the unit value of capital gains taxes paid or accrued during such period by the Fund for undistributed realized long-term capital gains realized from the FPA Portfolio.

         The "FPA Portfolio unit value" shall be determined by dividing the total net assets of the FPA Portfolio by a given number of units. On the initial date of the Agreement, the number of units in the FPA Portfolio shall equal the total shares outstanding of the Fund. After such initial date, as assets are added to or are withdrawn from the FPA Portfolio, the number of units of the FPA Portfolio shall be adjusted based on the unit value of the FPA Portfolio on the day such changes are executed.

     The investment record of the lndex shall be calculated quarterly by (i) multiplying the total return for the quarter (change in market price plus dividends) of each stock included in the Index by its weighing in the Index at the beginning of the quarter, and (ii) adding the values discussed in (i). For any period, therefore, the investment record of the Index shall be the compounded quarterly returns of the Index.

     For the purposes of determining the incentive/penalty fee, the net assets of the FPA Portfolio shall be averaged over the same period as the investment performance of the FPA Portfolio and the investment record of the Index are computed.

     In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

     5. Reports. The Fund and FPA agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

     6. Status of FPA. The services of FPA to the Fund are not to be deemed exclusive, and FPA shall be free to render similar services to others so long as its services to the Fund are not impaired thereby. FPA shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     7. Liability of FPA. No provision of this Agreement shall be deemed to protect FPA against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

     8. Duration and Termination. This Agreement shall become effective on April 1, 1996, and shall continue in effect until March 31, 1998, and thereafter, only so long as such continuance is approved at least annually by votes of the Fund's Board of Directors, including the votes of a majority of the Directors who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance shall be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

     Provided, however, that (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to FPA, (ii) this Agreement shall automatically terminate in the event of its assignment, and (iii) this Agreement may be terminated by FPA on ninety days' written notice to the Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

     As used in this Section 8, the terms "assignment", "interested persons", a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the Investment Company Act of 1940.

     9. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     10. Proxy Policy. With regard to the solicitation of shareholder votes, the Fund shall vote the shares of all Portfolio securities held by the Fund.

ATTEST:                              VANGUARD/MORGAN GROWTH FUND, INC.



By: Raymond J. Klapinsky              By: John J. Brennan
   -----------------------------     -----------------------------------------
    Secretary                             President


ATTEST:                              FRANKLIN PORTFOLIO
                                      ASSOCIATES TRUST




By:_____________________________     By:____________________________________

                        VANGUARD/MORGAN GROWTH FUND, INC.
                     INVESTMENT ADVISORY AGREEMENT ADDENDUM

                              Effective May 1, 1998

     This Addendum amends Section 4 of the Investment Advisory Agreement dated April 1, 1996 between VANGUARD/MORGAN GROWTH FUND, INC. (the "Fund") and FRANKLIN PORTFOLIO ASSOCIATES ("FPA").

         1. New Fee Schedules. The Fund will compensate FPA according to the following fee schedules:

                                    BASIC FEE

                           Assets Managed            Annual Rate



               INCENTIVE /PENALTY FEE vs. GROWTH FUND STOCK INDEX*

                           Performance                        Fee Adjustment


     2. Transition Schedule for Incentive/Penalty Fees. The new incentive/penalty fee schedule will not be fully operable until April 30, 2001. Until that date, a transition schedule consisting of varying percentages of the old and new incentive/penalty fees will be used. For each fiscal quarter included in the 36 months beginning May 1, 1998, the incentive/penalty fee will be calculated as the sum of a and b, whereby:

  a = # of months elapsed since 5/1/1998     X    the fee adjustment calculated
      ----------------------------------
                   36 months                      under the new schedule

 b = # of months remaining until 4/30/2001   X    the fee adjustment calculated
     -------------------------------------
                           36 months              under the old schedule

     3. No Effect on Other Provisions. Except for the fee schedule revisions described above, all provisions of the Investment Advisory Agreement dated April 1, 1996 remain in full force and effect.


ATTEST:                           VANGUARD/MORGAN GROWTH FUND, INC.


By: Raymond J. Klapinsky              By: John J. Brennan               5/1/98
   -----------------------------     --------------------------------  --------
    Secretary                         President, Chief Executive        Date
                                      Officer & Chairman of the Board



ATTEST:                           FRANKLIN PORTFOLIO ASSOCIATES



By:_____________________          By:____________________________________
                                     President                             Date

                           VANGUARD MORGAN GROWTH FUND
                     INVESTMENT ADVISORY AGREEMENT ADDENDUM

                           Effective September 1, 2002

     This Addendum amends Section 4 of the Investment Advisory Agreement dated April 1, 1996, and amended May 1, 1998 between Vanguard MORGAN GROWTH FUND (the "Fund") and FRANKLIN PORTFOLIO ASSOCIATES LLC ("FPA") as follows.

4. Compensation of FPA. For the services to be rendered by FPA as provided in this Agreement, the Fund will pay to FPA at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the average month-end net assets of the FPA Portfolio for the quarter:



     Subject to the Transition Rule described in Section 4.1, the Basic Fee, as provided above, will be increased or decreased by applying a Performance Fee Adjustment (the "Adjustment") based on the investment performance of the FPA Portfolio relative to the investment performance of the Russell Mid-Cap Growth Index. The investment performance of the FPA Portfolio will be based on the cumulative return over a trailing 36-month period ending with the applicable quarter, relative to the cumulative total return of the Russell Mid-Cap Growth Index for the same time period. The Adjustment applies as follows:

Cumulative 36-Month Performance of the FPA  Performance Fee Adjustment as a
Portfolio vs. the Russell Mid-Cap Growth Index      Percentage of the Basic Fee*


4.1. Transition Rule for Calculating FPA's Compensation. The fee structure described in Section 4 will not be fully operable until the quarter ending September 30, 2005. Until that date, the Adjustment will be determined by linking the investment performance of the Russell Mid-Cap Growth Index and that of the Growth Fund Stock Index.

1. Quarter Ending September 30, 2002. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the eleven quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month ending September 30, 2002.

2. Quarter Ending December 31, 2002. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the ten quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and one quarter ending December 31, 2002.

3. Quarter Ending March 31, 2003. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the nine quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and two quarters ending March 31, 2003.

4. Quarter Ending June 30, 2003. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the eight quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and three quarters ending June 30, 2003.

5. Quarter Ending September 30, 2003. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the seven quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and four quarters ending September 30, 2003.

6. Quarter Ending December 31, 2003. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the six quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and five quarters ending December 31, 2003.

7. Quarter Ending March 31, 2004. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the five quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and six quarters ending March 31, 2004.

8. Quarter Ending June 30, 2004. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the four quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and seven quarters ending June 30, 2004.
9. Quarter Ending September 30, 2004. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the three quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and eight quarters ending September 30, 2004.

10. Quarter Ending December 31, 2004. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the two quarters and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and nine quarters ending December 31, 2004.

11. Quarter Ending March 31, 2005. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the one quarter and two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and ten quarters ending March 31, 2005.

12. Quarter Ending June 30, 2005. The Adjustment will be determined by linking the investment performance of the Growth Fund Stock Index for the two months ending August 31, 2002, with that of the Russell Mid-Cap Growth Index for the one month and eleven quarters ending June 30, 2005.

13.  Quarter Ending September 30, 2005.  The benchmark transition is complete.

No Effect on Other Provisions. Except with respect to these fee schedules, all other provisions of the Investment Advisory Agreement dated April 1, 1996 remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed this 22nd day of July, 2002.


ATTEST:                             VANGUARD MORGAN GROWTH FUND

By /s/ Sarah Buescher               /s/ John J. Brennan
                                    Chairman, CEO and President


ATTEST:                             FRANKLIN PORTFOLIO ASSOCIATES, LLC

By /s/ Gregg E Pendergast          /s/

                                    Title CEO & President

                          VANGUARD MORGAN GROWTH FUND
                     INVESTMENT ADVISORY AGREEMENT ADDENDUM

                             EFFECTIVE JULY 1, 2006

This Addendum amends certain sections of the Investment Advisory Agreement dated April 1, 1996, and amended May 1, 1998, between Vanguard Morgan Growth Fund (the "Fund") and Franklin Portfolio Associates, LLC ("FPA," or the "Advisor") as follows:

A. AMENDMENT TO SECTION 2 (DUTIES OF FPA)

The following sentence shall be added to the end of Section 2 of the Agreement:

Pursuant to Rule 17a-10 under the 1940 Act, the Advisor is prohibited from consulting with other advisors of the Fund concerning transactions for the Fund in securities or other assets.

B. AMENDMENT TO SECTION 4 (COMPENSATION OF FPA)

The following shall replace the first paragraph of Section 4 of the Agreement in its entirety:

4. Compensation of FPA. For the services to be rendered by FPA as provided in this Agreement, the Fund shall pay to FPA at the end of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the FPA Portfolio's average daily net assets for the quarter:

 ---------------------------------------------------------------------
                   Annual Percentage Rate Schedule
 ---------------------------------------------------------------------

C. MISCELLANEOUS

Except as specifically amended hereby, all of the terms and conditions of the Investment Advisory Agreement are unaffected and shall continue to be in full force and effect and shall be binding upon the parties in accordance with its terms. In particular, and notwithstanding Section B of this Amendment, the performance adjustment will continue to be applied to an asset-base that is calculated using the average month-end net assets over the applicable performance period.

Franklin Portfolio Associates, LLC             Vanguard Morgan Growth Fund


____________________________ __________    ________________________  ___________
Signature                    Date          Signature                 Date



____________________________               ________________________
Print Name                                 Print Name